Exhibit 5.1

Ellenoff Grossman & Schole LLP
150 East 42nd Street
New York, New York 10017

May 28, 2013

Cleantech Solutions International, Inc.
No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, China 214181

           Re:           Registration Statement on Form S-3

Ladies and Gentlemen:

We have acted as counsel to Cleantech Solutions International, Inc., a Nevada corporation (the “Company”), in connection with the registration, pursuant to a registration statement on Form S-3 (the “Registration Statement”), filed by the Company with the Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), relating to the offering and sale from time to time, as set forth in the Registration Statement, the form of prospectus contained therein (the “Prospectus”), and one or more supplements to the Prospectus (each, a “Prospectus Supplement”), by the Company of up to $5,000,000 aggregate initial offering price of securities consisting of (i) shares of the Company's common stock, par value $0.001 per share (the “Common Stock”), (ii ) shares of the Company’s preferred stock, par value $0.001 per share (the “Preferred Stock”), (iii ) warrants (“Warrants”) to purchase Common Stock or Preferred Stock, or (iv) units consisting of Common Stock, Preferred Stock or Warrants, or any combination thereof (the “Units”), in one or more series. The Common Stock, Preferred Stock, Warrants and Units are collectively referred to herein as the “Securities.”

We have examined originals or certified copies of such corporate records of the Company and other certificates and documents of officials of the Company, public officials and others as we have deemed appropriate for purposes of this letter. We have assumed the genuineness of all signatures, the legal capacity of each natural person signing any document reviewed by us, the authority of each person signing in a representative capacity (other than the Company) any document reviewed by us, the authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all copies submitted to us or filed with the Commission as conformed and certified or reproduced copies. As to any facts material to our opinion, we have made no independent investigation of such facts and have relied, to the extent that we deem such reliance proper, upon certificates of public officials and officers or other representatives of the Company.

Based upon the foregoing and subject to the assumptions, exceptions, qualifications and limitations set forth herein, we are of the opinion that:

1.     With respect to Securities constituting Common Stock to be sold by the Company, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Common Stock, the terms of the offering thereof and related matters and (ii) such Common Stock has been issued and delivered, with certificates representing such Common Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Common Stock is issuable upon exchange or conversion of Securities constituting Preferred Stock, the applicable certificate of designation setting forth the rights, preferences and privileges of the holders of the Preferred Stock, or upon the exercise or conversion of Warrants, the applicable or warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Common Stock (including any Common Stock duly issued upon exchange or conversion of any Securities constituting Preferred Stock that is exchangeable for or convertible into Common Stock or upon exercise or conversion of Warrants that are exercisable or convertible into Common Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

Cleantech Solutions International, Inc.
May 28, 2013

2.     With respect to Securities constituting Preferred Stock to be sold by the Company, when (i) the Company has taken all necessary action to authorize and approve the issuance of such Preferred Stock, the terms of the offering thereof and related matters, including the filing with the Secretary of State of the State of Nevada of any certificate of designation  relating to the Preferred Stock, and (ii) such Preferred Stock has been issued and delivered, with certificates representing such Preferred Stock having been duly executed, countersigned, registered and delivered or, if uncertificated, valid book-entry notations therefor having been made in the share register of the Company, in accordance with the terms of the applicable definitive purchase, underwriting or similar agreement or, if such Preferred Stock is issuable upon the exercise or conversion of Warrants, the applicable or warrant agreement therefor, against payment (or delivery) of the consideration therefor provided for therein, such Preferred Stock (including any Preferred Stock duly issued upon exercise or conversion of Warrants that are exercisable for or convertible into purchase Preferred Stock) will have been duly authorized and validly issued and will be fully paid and non-assessable.

3.     With respect Securities constituting Warrants, when (i) the Board has taken all necessary corporate action to approve the creation of and the issuance and terms of the Warrants, the terms of the offering thereof and related matters; (ii) the warrant agreement or agreements relating to the Warrants, including the provisions relating to the governing law of the warrants or warrant agreement, have been duly authorized and validly executed and delivered by the Company and the warrant agent appointed by the Company; and (iii) the Warrants or certificates representing the Warrants have been duly executed, countersigned, registered and delivered in accordance with the appropriate warrant agreement or agreements and the applicable definitive purchase, underwriting or similar agreement approved by the Board, upon payment of the consideration therefor provided for therein, the Warrants will be validly issued and constitute the enforceable obligations of the Company

4.  With respect to Securities constituting Units, when the components of the Units are authorized as described in this opinion, the Units will be validly issued, fully-paid and non-assessable.

The opinions and other matters in this letter are qualified in their entirety and subject to the following:

A.  With respect to the opinions above, we have assumed that, in the case of each offering and sale of Securities, (i) all information contained in all documents reviewed by us is true and correct; (ii) the Registration Statement, and any amendments thereto (including post-effective   amendments), will have become effective under the Act; (iii) a Prospectus Supplement will have been prepared and filed with the Commission describing such Securities; (iv) such Securities will have been issued and sold in compliance with applicable United States federal and state securities Laws (hereinafter defined) and pursuant to and in the manner stated in the Registration Statement and the applicable Prospectus Supplement; (v) unless such Securities constitute Common Stock or Preferred Stock issuable upon exchange or conversion of Securities constituting Common Stock , or Common Stock issuable upon exchange or conversion of Securities constituting Preferred Stock or upon exercise of Warrants, a definitive purchase, underwriting or similar agreement with respect to the issuance and sale of such Securities will have been duly authorized, executed and delivered by the Company and the other parties thereto; (vi)  at the time of the issuance of such Securities, (a) the Company will validly exist and be duly qualified and in good standing under the laws of its jurisdiction of incorporation and (b) the Company will have the necessary corporate power and due authorization; (vii) the terms of such Securities and of their issuance and sale will have been established in conformity with and so as not to violate, or result in a default under or breach of, the articles of incorporation and bylaws of the Company as then in effect and any applicable law or any agreement or instrument binding upon the Company and so as to comply with any requirement or restriction imposed by any court or governmental or regulatory body having jurisdiction over the Company; (viii) if such Securities constitute Common Stock or Preferred Stock, (a) sufficient shares of Common Stock or Preferred Stock will be authorized for issuance under the articles of incorporation of the Company that have not otherwise been issued or reserved for issuance and (b) the consideration for the issuance and sale of such Common Stock established by the Board and provided for in the applicable definitive purchase, underwriting or similar agreement (or, if Common Stock is issuable upon exchange or conversion of Securities constituting Preferred Stock or the Common Stock or Preferred Stock is issuable upon exercise or conversion of Warrants, the applicable warrant or statement of designation of Preferred Stock, as the case may be) will not be less than the par value of such Common Stock ; (ix) if such Securities constitute Common Stock issuable upon exchange or conversion of Securities constituting Preferred Stock, the action with respect to such Preferred Stock referred to in Paragraph 2 above will have been taken; (x) if such Securities constitute Common Stock issuable upon exercise of Warrants, the action with respect to such War rants referred to in Paragraph 3 above will have been taken;  and (xi) if such Securities constitute Warrants that are exercisable for Securities constituting Common Stock , the Company will have then taken all necessary action to authorize and approve the issuance of such Common Stock upon exercise of such Warrants, the terms of such exercise and related matters and to reserve such Common Stock for issuance upon such exercise.

Cleantech Solutions International, Inc.
May 28, 2013

B.  This letter is limited to matters governed by the Nevada corporation law, Chapter 78 of the Nevada Revised Statutes (including the statutory provisions and reported judicial decisions interpreting such law) and by the laws of the State of Nevada (“Laws”), and, as to the Warrants constituting legally binding obligations of the Company, solely with respect to the laws of the State of New York.  Our opinion is based on these laws as in effect on the date hereof and as of the effective date of the Registration Statement, and we assume no obligation to revise or supplement this opinion after the effective date of the Registration Statement should the law be changed by legislative action, judicial decision, or otherwise. We express no opinion as to whether the laws of any other jurisdiction are applicable to the subject matter hereof.  We are not rendering any opinion as to compliance with any other federal or state law, rule or regulation relating to securities, or to the sale or issuance thereof.

C.  This letter is limited to the matters stated herein, and no opinion is implied or may be inferred beyond the matters expressly stated. We assume herein no obligation, and hereby disclaim any obligation, to make any inquiry after the date hereof or to advise you of any future changes in the foregoing or of any fact or circumstance that may hereafter come to our attention.

D.  The matters expressed in this letter are subject to and qualified and limited by (i) applicable bankruptcy, insolvency, fraudulent transfer and conveyance, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, (ii) general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding at law or in equity), (iii) commercial reasonableness and unconscionability and an implied covenant of good faith and fair dealing, (iv) the power of the courts to award damages in lieu of equitable remedies, and (v) securities Laws and public policy underlying such Laws with respect to rights to indemnification and contribution.

We express no opinions concerning the enforceability of indemnification provisions to the extent they purport to relate to liabilities resulting from or based upon negligence or any violation of federal or state securities or blue sky laws.

We hereby consent to the filing of this opinion as Exhibit 5.1 to the Registration Statement and to the use of our name under the caption “Legal Matters” in the Registration Statement and in the Prospectus and in any supplement thereto. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission promulgated thereunder.

Very truly yours,

/s/ Ellenoff Grossman & Schole LLP
Ellenoff Grossman & Schole LLP